Exhibit 10.2

JOHNSON OUTDOORS INC.

2003 NON-EMPLOYEE DIRECTOR STOCK OWNERSHIP PLAN

Section 1:    Purpose

The purpose of the Johnson Outdoors Inc. 2003 Non-Employee Director Stock Ownership Plan (the “Plan”) is to promote the long-term growth and financial success of Johnson Outdoors Inc. (the “Company”) by attracting and retaining non-employee directors of outstanding ability and assisting the Company in promoting a greater identity of interest between the Company’s non-employee directors and its shareholders.

Section 2:    Definitions

As used in the Plan, the following terms have the respective meanings set forth below:

(a)    “Award” means any Stock Option or Stock Award granted under the Plan.

(b)    “Black-Scholes Model” means the Black-Scholes Option Pricing Model, which shall be used to calculate the fair value of Stock Option grants under the Plan, as of the date of such grant. Six factors are required to calculate the value of a Stock Option using the Black-Scholes Model: the Stock Option’s exercise price; the current price of the Common Stock; the dividend yield of the Common Stock; the Stock Option’s time to expiration; the risk-free market rate of return; and the future volatility of the Common Stock. Only the future volatility of the Common Stock cannot be objectively determined. In connection with using the Black-Scholes Model to calculate the fair value of Stock Option grants under the Plan, the Committee may use such variations of the Black-Scholes Model and parameters and procedures respecting the Black-Scholes Model, including, without limitation, parameters and procedures used to measure the historical volatility of the Common Stock as of the relevant grant date, as the Committee deems reasonably appropriate in its sole discretion.

(c)    “Board” means the Company’s Board of Directors.

(d)    “Committee” means a committee of the Board that the Board designates to administer the Plan. The Committee shall consist of not less than two directors, each of whom shall qualify as a “non-employee director” within the meaning of Rule 16b-3 (“Rule 16b-3”) under the 1934 Act, or any successor provisions thereto, as an “outside director” under Section 162(m)(4)(C) of the Internal Revenue Code of 1986, as amended (the “Code”), or any successor provisions thereto and as an “independent” director pursuant to the definition of independence in the listing requirements of the principal national securities exchange, national securities association or over-the-counter market on which the Common Stock is traded, if any. If at any time the Committee shall not be in existence, then the members of the Board that do qualify as non-employee directors, outside directors and independent directors shall administer the Plan and shall be deemed to be the Committee for purposes of the Plan.

(e)    “Common Stock”means the Class A Common Stock, $.05 par value, of the Company and such other securities or property as may become subject to Awards pursuant to an adjustment made under Section 4(b) of the Plan.

(f)    “Fair Market Value” means the fair market value of the Common Stock determined by such methods or procedures as shall be established from time to time by the Committee; provided, however, that the Fair Market Value shall not be less than the par value of the Common Stock; and provided further, that so long as the Common Stock is traded on the Nasdaq National Market, the Nasdaq Smallcap Market or another over-the-counter market, the Fair Market Value shall be the average of the bid and asked prices of a share of Common Stock in the applicable over-the-counter market on the specified date, as reported by the National Association of Securities Dealers (or if no sales occurred on such date, the last preceding date on which sales occurred); provided, however, that if the principal market for the Common Stock is then a national securities exchange, the Fair Market Value shall be the average of the high and low prices of a share of Common Stock on the principal securities exchange on which the Common Stock is traded on the specified date (or if no sales occurred on such date, the last preceding date on which sales occurred).

(g)    “1934 Act” means the Securities Exchange Act of 1934, as amended from time to time.

(h)    “Participant” means a director of the Board who is not an employee of the Company, or any entity that is directly or indirectly controlled by the Company or any entity in which the Company has a significant interest as determined by the Committee.

(i)    “Shares” means shares of Common Stock.

(j)    “Stock Award” means an Award to a Participant comprised of Shares granted under Section 5(b) or 5(c) of the Plan.

(k)    “Stock Option” means an award in the form of the right to purchase a specified number of Shares at a specified price during a specified period granted under Section 5(a) or 5(c) of the Plan.

Section 3:    Effective Dates

The Plan shall become effective on December 4, 2003, subject to the approval of the Plan by the shareholders of the Company at the Company’s 2004 annual meeting of shareholders. To the extent that any Awards are granted under the Plan prior to its approval by shareholders, the grants shall be contingent on approval of the Plan by the shareholders of the Company. No Awards may be made under the Plan after December 4, 2013 or earlier termination of the Plan by the Board.

Section 4:    Stock Available for Awards

(a)    Common Shares Available. The maximum number of Shares available for Awards under the Plan may not exceed 150,000 shares of Common Stock (subject to adjustment pursuant to Section 4(b) hereof).

(b)    Adjustments and Reorganizations. In the event that the Committee shall determine that any dividend (other than a normal cash dividend) or other distribution (whether in the form of cash, Common Stock, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar corporate transaction or event affects the Common Stock such that an adjustment is determined by the Committee to be necessary or appropriate to prevent dilution or enlargement of the benefits or potential benefits intended to be made available to Participants under the Plan, then the Committee may, in such manner as it may deem equitable, adjust any or all of the (i)  number and type of Shares available under the Plan and that thereafter may be made the subject of Awards under the Plan, and (ii)  number and type and exercise price of Shares subject to outstanding Stock Options, provided any such adjustments are consistent with the effect on other shareholders arising from any such action. The Committee may also make such similar appropriate adjustments in the calculation of Fair Market Value as it deems necessary or appropriated to prevent dilution or enlargement of the benefits or potential benefits intended to be made available to Participants under the Plan. Notwithstanding the foregoing, (x) Stock Options subject to grant or previously granted under the Plan at the time of any event described above shall be subject to only such adjustment as shall be necessary to maintain the proportionate interest of the Participant and preserve, without exceeding, the value of such Stock Options, and (y) the number of Shares subject to Stock Awards under the Plan at the time of any event described above shall be subject to only such adjustment as shall be necessary to maintain the relative proportionate interest represented by such Shares immediately prior to any such event.

(c)    Change of Control. In order to preserve a Participant’s rights under a Stock Option granted under the Plan in the event of any sale of all or substantially all of the Company’s assets, merger, consolidation, combination or other corporate reorganization, restructuring or change of control of the Company (“Change of Control”) (the Committee in its sole discretion will determine if there has been a Change of Control), the Committee in its discretion may, at the time the Stock Option is granted or at any time thereafter, take one or more of the following actions: (i) provide for the acceleration of any time period relating to the exercise of the Stock Option; (ii) provide for the purchase of the Stock Option for an amount of cash or other property that could have been received upon the exercise of the Stock Option had the Stock Option been currently exercisable or payable; (iii) adjust the terms of the Stock Option in the manner determined by the Committee to reflect the Change of Control; (iv) cause the Stock Option to be assumed, or new right substituted for the Stock Option, by another entity; or (v) make such other provision as the Committee may consider equitable and in the best interests of the Company. If the terms of Section 4(b) and Section 4(c) would apply to a transaction, then the transaction will be subject to this Section 4(c) and not Section 4(b).

(d)    Common Stock Usage. If, after the effective date of the Plan, any Shares covered by an Award granted under the Plan, or to which any Award relates, are forfeited or if an Award otherwise terminates, expires or is cancelled prior to the delivery of all of the Shares or of other consideration issuable or payable pursuant to such Award and if such forfeiture, termination, expiration or cancellation occurs prior to the payment of dividends or the exercise by the holder of other indicia of ownership of the Shares to which the Award relates, then the number of Shares counted against the number of Shares available under the Plan in connection with the grant of such Award, to the extent of any such forfeiture, termination, expiration or cancellation, shall again be available for granting of additional Awards under the Plan.

Section 5:    Awards

(a)    Stock Options. Commencing with the 2004 annual meeting of shareholders, the Company shall issue to each Participant, on the first business day following each annual meeting of shareholders until the Plan is terminated or amended, Stock Options having a fair value (calculated as of the date of the Stock Option grant using the Black-Scholes Model) of $10,000, or such other amount as the Committee may approve in connection with a specific grant (each an “Annual Stock Option”), provided, however, that a Participant who is first elected as a director of the Company on the date of an annual meeting of shareholders and who receives on that date a Stock Option pursuant to Section 5(c) hereof shall not be eligible to begin to receive grants of Stock Options pursuant to this Section 5(a) until the first business day following the next succeeding annual meeting of shareholders. The Committee shall specifically approve each grant of an Annual Stock Option to a continuing director in advance. The per share exercise price of each such Stock Option shall be the Fair Market Value of a Share of Common Stock on the date of the grant. The exercise price shall be payable at the time of exercise in cash, previously acquired Shares valued at their Fair Market Value or such other forms or combinations of forms of consideration as the Committee may approve. Each such Stock Option shall have a term of ten years and shall become fully exercisable one year following the date on which it is granted unless vesting is accelerated pursuant to Section 4(c) or Section 6(d) or (f).

(b)    Stock Awards. Commencing with the 2004 annual meeting of shareholders, the Company shall issue to each Participant, on the first business day following each annual meeting of shareholders until the Plan is terminated or amended, Shares having a Fair Market Value (calculated as of the date of such Stock Award) of $10,000, or such other amount as the Committee may approve in connection with a specific grant (each an “Annual Stock Award”), provided, however, that a Participant who is first elected as a director of the Company on the date of an annual meeting of shareholders and who receives on that date a Stock Award pursuant to Section 5(c) hereof shall not be eligible to begin to receive Stock Awards pursuant to this Section 5(b) until the first business day following the next succeeding annual meeting of shareholders. The Committee shall specifically approve each grant of an Annual Stock Award to a continuing director in advance.

(c)    Awards Upon Election. On the date on which a Participant is first elected or appointed as a director of the Company during the existence of the Plan, such Participant shall automatically receive as an initial grant the Awards referenced above, as if such Participant had been a director on the first business day following the most recent annual meeting of shareholders (collectively, “Initial Awards”). The Committee shall specifically approve each grant of Initial Awards to a newly elected director in advance. These Awards shall be valued as of the date of grant.

Section 6:    General Provisions Applicable to Awards

(a)    Transferability of Stock Options. Stock Options granted under the Plan shall not be transferable other than by will or under the laws of descent and distribution, except as otherwise provided by the Committee.

(b)    Non-Transferability of Stock Awards. Shares awarded under Section 5(b) or Section 5(c) hereof shall not be assignable, alienable, saleable or otherwise transferable by the respective Participant until such Participant ceases for any reason to serve on the Board or a Change of Control is effected. Notwithstanding the preceding sentence, the following transfers or other dispositions will not be deemed to be a violation of the transfer restrictions set forth herein:

A gift or other transfer of Shares issued to (i) any trust or other estate in which such Participant has a substantial beneficial interest or as to which such Participant serves as a trustee or in a similar capacity or (ii) any relative or spouse of such Participant, or any relative of such spouse, who has the same home as the Participant which in either case would not change the Participant’s beneficial ownership of those Shares for purposes of reporting under Section 16(a) of the 1934 Act; provided, that any Shares transferred by gift or otherwise pursuant to this subparagraph will continue to be subject to the non-transfer restrictions of this Section as though such Shares were held by the Participant.

(c)    Legend on Certificates. The Committee may cause a legend or legends to be put on any certificates for shares delivered under the Plan pursuant to any Stock Award or upon the exercise of any Stock Option to make appropriate references to any applicable transfer restrictions.

(d)    Termination of Directorship. If for any reason other than death a Participant ceases to be a director of the Company one year or more after the director’s initial election or appointment to the Board while holding a vested Stock Option granted under the Plan, such Stock Option shall continue to be exercisable for a period of three years after such termination or the remainder of the Stock Option term, whichever is shorter (any unvested Stock Option shall be cancelled as of the date of such termination). If for any reason other than death a Participant ceases to be a director of the Company within one year of the director’s initial election or appointment to the Board, the Stock Option granted under the Plan and held by the director shall be cancelled as of the date of such termination. In the event a Participant dies, any unvested Stock Option granted under the Plan to such Participant shall immediately vest and be exercisable by the designated beneficiary, or, in the absence of a designated beneficiary, by will or in accordance with the laws of descent and distribution for a period of three years following the date of death.

(e)    Documentation of Grants. Awards made under the Plan shall be evidenced by written agreements or such other appropriate documentation as the Committee shall prescribe, including an option agreement. The Committee need not require the execution of any instrument or acknowledgment of notice of an Award under the Plan, including an option agreement, in which case acceptance of such Award by the respective Participant will constitute agreement to the terms of the Award.

(f)    Plan Amendment. The Board may at any time amend, alter, suspend, discontinue or terminate the Plan, including without limitation an amendment to decrease or increase the amount of the Awards under Section 4; provided, however, that shareholder approval of any amendment of the Plan shall be obtained if otherwise required by (a) the Code or any rules promulgated thereunder, (b) the listing requirements of the principal national securities exchange, national securities association or over-the-counter market on which the Common Stock is then traded, or (c) any other applicable law. To the extent permitted by applicable law, the Committee may also amend the Plan, including without limitation an amendment to decrease or increase the amount of the Awards under Section 4, provided that any such amendments by the Committee shall be reported to the Board. Termination of the Plan shall not affect the right of Participants with respect to Stock Options previously granted to them, and all unexpired Stock Options shall continue in force and effect after termination of the Plan except as they may lapse or be terminated by their own terms and conditions. Notwithstanding the foregoing, the Board and Committee are prohibited from amending Section 6(g) of the Plan without shareholder approval.

(g)    Repricing Prohibited. Notwithstanding anything in the Plan to the contrary, and except for the adjustments provided in Section 4(b), the Committee and the Board are prohibited from decreasing the exercise price for any outstanding Stock Option granted to a Participant under the Plan after the date of grant or allowing a Participant to surrender an outstanding Stock Option granted under the Plan to the Company as consideration for the grant of a new Stock Option with a lower exercise price.

(h)    No Rights as Shareholder. No Participant shall have any voting or dividend rights or other rights as a shareholder with respect to any Shares subject to a Stock Option granted under the Plan before the date of transfer to the Participant of a certificate or certificates for such Shares and recording of the Participant’s name on the Company’s shareholder ledger as the holder of record of such Shares.

(i)    No Right to Continue as Director. Nothing contained in the Plan or any agreement under the Plan will confer upon any Participant any right to continue to serve as a director of the Company.

(j)    Severability. If any provision of the Plan or any option agreement, if any, or any Award (a) is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any person or Award, or (b) would disqualify the Plan or any option agreement under any law deemed applicable by the Committee, then such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan, any option agreement, if any, or Award, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of the Plan, any such option agreement and any such Award shall remain in full force and effect.

(k)    Governing Law. The validity, construction and effect of the Plan, any option agreement and any Award, and any actions taken under or relating to the Plan, any option agreement and any Award shall be determined in accordance with the laws of the State of Wisconsin and applicable federal law.

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